Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference into the Registration Statements on Form S-8 (File No. 333-179869, effective March 2, 2012) and Form S-3 (File No. 333-179868, effective May 11, 2012) of our report dated September 26, 2012, relating to our audit of the consolidated financial statements of Radiant Logistics, Inc. appearing in the Annual Report on Form 10-K of Radiant Logistics, Inc. for the year ended June 30, 2012.

/S/ PETERSON SULLIVAN LLP

Seattle, Washington

September 26, 2012